Exhibit 23 (a)

                    CONSENT OF INDEPENDENT ACCOUNTANTS

To The Board of Directors and Stockholders of Everest & Jennings International Ltd.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-34571, 33-56777, 33-61581 and 33-62585) of
Everest & Jennings International Ltd. of our report dated March 15, 1996 appearing on page 21 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 54 of this Form 10-K.

/s/ PRICE WATERHOUSE LLP
St. Louis, Missouri
March 29, 1996